Exhibit 99

SILICON LABS ANNOUNCES RECORD REVENUE FOR THIRD QUARTER 2016

— Exceeds Guidance on Revenue, Gross Margin and EPS —

AUSTIN, Texas — Oct. 26, 2016 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its third quarter ended October 1, 2016. Revenue in the third quarter established a new record, exceeding the high end of guidance at $178.1 million, up from $174.9 million in the second quarter. Third quarter GAAP and non-GAAP earnings per share (EPS) exceeded the high end of guidance at $0.47 and $0.77, respectively.

Third Quarter Financial Highlights

•                  IoT revenue established a new record, increasing to $81.5 million, or 6.2% sequentially.

•                  Infrastructure revenue established a new record, increasing to $38.3 million, or 7.5% sequentially, exclusive of $5 million of patent sale revenue in the second quarter.

•                  Broadcast increased to $40.7 million, or 7.1% sequentially.

•                  Access revenue declined to $17.5 million, or 10.0% sequentially.

On a GAAP basis:

•                  GAAP gross margin was 60.8%.

•                  GAAP R&D expenses were $48.4 million.

•                  GAAP SG&A expenses were $38.0 million.

•                  GAAP operating income as a percentage of revenue was 12.2%.

•                  GAAP diluted earnings per share were $0.47.

On a non-GAAP basis (results exclude the impact of stock compensation, amortization of acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Non-GAAP gross margin was 61.0%.

•                  Non-GAAP R&D expenses were $39.6 million.

•                  Non-GAAP SG&A expenses were $31.4 million.

•                  Non-GAAP operating income as a percentage of revenue was 21.1%.

•                  Non-GAAP diluted earnings per share were $0.77.

Product Highlights

•                  Acquired Micrium, the leading supplier of real-time operating system (RTOS) software for embedded computing, supporting more than 50 processor architectures and providing a commercial-grade RTOS solution across key embedded markets.

•                  Launched the MGM111 mesh networking module, leveraging Silicon Labs’ multiprotocol Mighty Gecko SoC, ZigBee® and Thread mesh protocol stacks, and Simplicity Studio™ development tools.

•                  Shipped more than 100 million ZigBee mesh networking devices worldwide to date, reaching a new milestone.

•                  Released a major update of the award-winning Simplicity Studio software development tools, giving IoT developers more capabilities and easier access to Silicon Labs’ full range of IoT products, including its latest multiprotocol wireless SoCs.

•                  Launched the CP2102N bridge device, a smaller, lower-power offering of Silicon Labs’ USBXpress™ family providing a highly integrated, turnkey solution for adding USB connectivity to embedded designs.

•                  Introduced the Si875x isolated gate drivers offering an innovative capability to transfer power across an integrated CMOS isolation barrier, and providing a replacement solution for antiquated electromechanical relays and optocoupler-based solid-state relays in switching applications.

•                  Launched the Si828x isolated gate driver family targeting industrial and green energy designs requiring state-of-the-art signal isolation technology with superior timing, lower emissions and higher reliability.

•                  Introduced the Si838x isolator family of high-speed, multi-channel digital isolation products designed to outperform and outlive legacy optocouplers in programmable logic controllers for factory automation.

Business Outlook

The company expects revenue in the fourth quarter to be in the range of $176 million to $181 million. Fourth quarter diluted earnings per share are expected to be between $0.30 and $0.36 on a GAAP basis, and between $0.62 and $0.68 on a non-GAAP basis.

“We are delighted to report record revenue, including five percent sequential and 14 percent year-on-year growth in product revenue,” said Tyson Tuttle, CEO of Silicon Labs. “We are executing on our growth strategy targeting the IoT and Infrastructure markets, and are seeing our efforts translate into strong financial results.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 83473959. The replay will be available through November 26, 2016.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Labs logo, Simplicity Studio, and USBXpress are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Revenues	$178,083	$156,194	$515,016	$484,755
Cost of revenues	69,880	62,759	202,988	197,523
Gross margin	108,203	93,435	312,028	287,232
Operating expenses:
Research and development	48,437	46,483	149,118	140,805
Selling, general and administrative	38,034	35,729	116,716	118,989
Operating expenses	86,471	82,212	265,834	259,794
Operating income	21,732	11,223	46,194	27,438
Other income (expense):
Interest income	331	186	880	544
Interest expense	(643)	(687)	(1,939)	(2,160)
Other, net	(58)	(280)	(431)	218
Income before income taxes	21,362	10,442	44,704	26,040
Provision for income taxes	1,344	467	3,319	2,112
Net income	$20,018	$9,975	$41,385	$23,928

Earnings per share:
Basic	$0.48	$0.24	$0.99	$0.56
Diluted	$0.47	$0.23	$0.98	$0.55

Weighted-average common shares outstanding:
Basic	41,614	42,331	41,673	42,522
Diluted	42,307	42,795	42,263	43,135

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended October 1, 2016
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$178,083

Gross margin	108,203	60.8%	$272	$130	$—	$—	$108,605	61.0%

Research and development	48,437	27.2%	4,580	4,257	—	—	39,600	22.2%

Selling, general and administrative	38,034	21.4%	4,343	1,420	311	552	31,408	17.7%

Operating income	21,732	12.2%	9,195	5,807	311	552	37,597	21.1%

	Three Months Ended October 1, 2016
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Termination Costs*	Income Tax Adjustments	Non-GAAP Measure
Net income	$20,018	$9,195	$5,807	$311	$552	$(3,467)	$32,416

Diluted shares outstanding	42,307						42,307

Diluted earnings per share	$0.47						$0.77

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending December 31, 2016
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.36	$0.30

Estimated non-GAAP charges	0.32	0.32

Estimated non-GAAP diluted earnings per share	$0.68	$0.62

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	October 1, 2016	January 2, 2016
Assets
Current assets:
Cash and cash equivalents	$148,195	$114,085
Short-term investments	131,139	128,901
Accounts receivable, net	84,923	73,601
Inventories	55,051	53,895
Prepaid expenses and other current assets	49,087	52,658
Total current assets	468,395	423,140
Long-term investments	6,980	7,126
Property and equipment, net	130,318	131,132
Goodwill	272,722	272,722
Other intangible assets, net	100,320	121,354
Other assets, net	51,481	55,989
Total assets	$1,030,216	$1,011,463

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,591	$42,127
Current portion of long-term debt	—	10,000
Accrued expenses	51,561	52,131
Deferred income on shipments to distributors	47,057	35,448
Income taxes	5,638	2,615
Total current liabilities	143,847	142,321
Long-term debt	72,500	67,500
Other non-current liabilities	26,240	40,528
Total liabilities	242,587	250,349
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 41,651 and 41,727 shares issued and outstanding at October 1, 2016 and January 2, 2016, respectively	4	4
Additional paid-in capital	6,344	13,868
Retained earnings	781,890	747,749
Accumulated other comprehensive loss	(609)	(507)
Total stockholders’ equity	787,629	761,114
Total liabilities and stockholders’ equity	$1,030,216	$1,011,463

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	October 1, 2016	October 3, 2015
Operating Activities
Net income	$41,385	$23,928
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	9,912	9,293
Amortization of other intangible assets and other assets	21,461	21,686
Stock-based compensation expense	30,057	30,798
Income tax benefit (shortfall) from stock-based awards	(1,238)	1,727
Excess income tax benefit from stock-based awards	(373)	(2,118)
Deferred income taxes	(1,460)	1,571
Changes in operating assets and liabilities:
Accounts receivable	(11,322)	12,097
Inventories	(1,558)	2,259
Prepaid expenses and other assets	7,404	8,409
Accounts payable	1,280	(5,686)
Accrued expenses	8,930	(280)
Deferred income on shipments to distributors	11,573	(2,825)
Income taxes	1,459	(3,413)
Other non-current liabilities	(10,891)	(10,031)
Net cash provided by operating activities	106,619	87,415

Investing Activities
Purchases of available-for-sale investments	(131,741)	(55,433)
Sales and maturities of available-for-sale investments	129,511	136,262
Purchases of property and equipment	(8,545)	(7,281)
Purchases of other assets	(4,994)	(5,291)
Acquisition of business, net of cash acquired	—	(76,899)
Net cash used in investing activities	(15,769)	(8,642)

Financing Activities
Proceeds from issuance of long-term debt, net	—	81,238
Payments on debt	(5,000)	(92,206)
Repurchases of common stock	(40,543)	(71,448)
Payment of taxes withheld for vested stock awards	(10,521)	(12,652)
Proceeds from the issuance of common stock	8,451	12,575
Excess income tax benefit from stock-based awards	373	2,118
Payment of acquisition-related contingent consideration	(9,500)	(4,464)
Net cash used in financing activities	(56,740)	(84,839)

Decrease in cash and cash equivalents	34,110	(6,066)
Cash and cash equivalents at beginning of period	114,085	141,706
Cash and cash equivalents at end of period	$148,195	$135,640